Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

Regency Centers Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, $0.01 par value per share	Rule 457(f)(1)	14,706,071 (1)	N/A	$879,614,730.32 (2)	0.00011020	$96,933.54

	Equity	6.250% Series A Cumulative Redeemable Preferred Stock	Rule 457(f)(1)	4,600,000 (3)	N/A	$105,386,000.00 (4)	0.00011020	$11,613.54

	Equity	5.875% Series B Cumulative Redeemable Preferred Stock	Rule 457(f)(1)	4,400,000 (5)	N/A	$96,140,000.00 (6)	0.00011020	$10,594.63

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A		N/A

		Total Offering Amounts				$1,081,140,731.32		$119,141.71

		Total Fees Previously Paid						$0

		Total Fee Offsets						$0

		Net Fee Due						$119,141.71

(1)         Represents the estimated maximum number of shares of common stock, par value $0.01 per share, of Regency Centers Corporation (“Regency common stock”), issuable pursuant to the mergers described in the proxy statement/prospectus that forms a part of the accompanying registration statement (the “mergers”). The number of shares of Regency common stock being registered is based on the product of (a) the sum of (i) 10,358,591 shares of common stock, par value $0.01 per share of Urstadt Biddle Properties Inc. (“UB common stock”) outstanding as of June 14, 2023, including 941,800 shares of UB common stock underlying Urstadt Biddle Properties Inc. restricted stock awards as of that date, (ii) 28,972,016 shares of Class A common stock, par value $0.01 per share of Urstadt Biddle Properties Inc. (“UB Class A common stock”) outstanding as of June 14, 2023, including 605,600 shares of UB Class A common stock underlying Urstadt Biddle Properties Inc. restricted stock awards as of that date and (iii) 3,050,000, the estimated maximum number of shares of UB Class A common stock that could be issuable to non-managing members of certain DownREIT equity interests of Urstadt Biddle in connection with the mergers as of June 14, 2023 and (b) the exchange ratio in the mergers of 0.347 of a newly issued share of Regency common stock for each share of UB common stock and UB Class A common stock.

(2)         Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the “Securities Act”), and calculated pursuant to Rules 457(f)(1) and 457(c) under the Securities Act. The proposed maximum aggregate offering price of the Regency common stock to be registered was calculated based upon the sum of (a) the product of (i) $20.40 , the average of the high and low sale prices of UB common stock as reported on the New York Stock Exchange (“NYSE”) on June 14, 2023 and (ii) the maximum estimated number of shares of UB common stock (10,358,591) that may be exchanged or converted for the securities being registered and (b) the product of (i) $20.87, the average of the high and low sale prices of UB Class A common stock as reported on the NYSE on June 14, 2023 and (ii) the number of shares of UB Class A common stock (32,022,016) that may be exchanged or converted for the securities being registered.

(3)         Represents the estimated maximum number of shares 6.250% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, of Regency Centers Corporation (“Regency Series A preferred stock”) issuable pursuant to the mergers. The number of Regency Series A preferred stock is based upon the total number of 6.25% Series H Cumulative Redeemable Preferred Stock of Urstadt Biddle Properties Inc., par value $0.01 per share (“UB Series H preferred stock”), amounting to 4,600,000, issued and outstanding as of on June 14, 2023, for which Regency Series A preferred stock is to be exchanged on a one-to-one basis.

(4)         Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act and calculated pursuant to Rules 457(f)(1) and 457(c) under the Securities Act. The proposed maximum aggregate offering price of the Regency Series A preferred stock was based on the product of (a) $22.91 , the average of the high and low sale prices of UB Series H preferred stock on the NYSE on June 14, 2023 and (b) 4,600,000, the number of shares of UB Series H preferred stock that may be exchanged for the securities being registered.

(5)         Represents the estimated maximum number of shares 5.875% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share, of Regency Centers Corporation (“Regency Series B preferred stock”) issuable pursuant to the mergers. The number of Regency Series B preferred stock is based upon the total number of 5.875% Series K Cumulative Redeemable Preferred Stock of Urstadt Biddle Properties Inc., par value $0.01 per share (“UB Series K preferred stock”), amounting to 4,400,000, issued and outstanding as of on June 14, 2023, for which Regency Series B preferred stock is to be exchanged on a one-to-one basis.

(6)         Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act and calculated pursuant to Rule 457(f)(1) under the Securities Act. The proposed maximum aggregate offering price of the Regency Series B preferred stock was based on the product of (a) $21.85, the average of the high and low sale prices of UB Series K preferred stock on the NYSE on June 14, 2023 and (b) 4,400,000, the number of shares of UB Series K preferred stock that may be exchanged for the securities being registered.